TRANSFER AGENCY AND SERVICE AGREEMENT

FEE SCHEDULE

Effective December 1, 2019

Fee Schedule for Services as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Institutional Class, Administrative Class, Investor Class and Retirement Class, as applicable, of the following Funds:

DOMESTIC EQUITY

Harbor Capital Appreciation Fund

Harbor Strategic Growth Fund

Harbor Mid Cap Growth Fund

Harbor Mid Cap Fund

Harbor Small Cap Growth Fund

Harbor Small Cap Growth Opportunities Fund

Harbor Large Cap Value Fund

Harbor Mid Cap Value Fund

Harbor Small Cap Value Fund

Harbor Small Cap Value Opportunities Fund

INTERNATIONAL AND GLOBAL EQUITY

Harbor International Fund

Harbor Diversified International All Cap Fund

Harbor Overseas Fund

Harbor Focused International Fund

Harbor International Growth Fund

Harbor International Small Cap Fund

Harbor Global Leaders Fund

Harbor Emerging Markets Equity Fund

FIXED INCOME

Harbor Convertible Securities Fund

Harbor High-Yield Bond Fund

Harbor High-Yield Opportunities Fund

Harbor Core Bond Fund

Harbor Bond Fund

MONEY MARKET

Harbor Money Market Fund

HARBOR ROBECO

Harbor Robeco US Conservative Equities Fund

Harbor Robeco International Conservative Equities Fund

Harbor Robeco Global Conservative Equities Fund

Harbor Robeco Emerging Markets Conservative Equities Fund

Harbor Robeco Emerging Markets Active Equities Fund

Fees for the Institutional Class and Administrative Class are based on the average daily net asset value of the respective Fund. Fees are billable on a monthly basis at a rate of up to 0.10% of the average daily net assets for the preceding month.

Fees for the Investor Class are based on the average daily net asset value of the respective Fund. Fees are billable on a monthly basis at a rate of up to 0.22% of the average daily net assets for the preceding month.

Fees for the Retirement Class are based on the average daily net asset value of the respective Fund. Fees are billable on a monthly basis at a rate of up to 0.02% of the average daily net assets for the preceding month.

All mass mailings to shareholders shall be the responsibility of each Fund, except that Harbor Services Group, Inc. shall provide the Fund with the appropriate mailing labels.

HARBOR FUNDS on behalf of each of the Funds listed above	HARBOR SERVICES GROUP, INC.

Erik D. Ojala, Chief Compliance Officer	Gregg M. Boland, President